Exhibit 99.1

Blueprint Medicines Strengthens Leadership with the Appointments of
Christina Rossi as Chief Commercial Officer and Paul Beresford as General Manager, International

CAMBRIDGE, Mass., October 29, 2018 – Blueprint Medicines Corporation (NASDAQ:BPMC), a leader in discovering and developing targeted kinase medicines for patients with genomically defined diseases, today announced the appointment of Christina Rossi as Chief Commercial Officer, effective October 29, 2018. Blueprint Medicines also announced the appointment of Paul Beresford as General Manager, International.

In her new role, Ms. Rossi will join the executive management team and have overall responsibility for commercial strategy and operations, including sales and marketing, for a potential commercial launch of avapritinib in the United States in 2019 and pre-commercial planning across Blueprint Medicines’ pipeline. Based in Switzerland, Mr. Beresford will be responsible for commercial strategy and operations outside of the United States.

“We are thrilled to welcome Christy to Blueprint Medicines as we rapidly advance our registration-enabling clinical trials for avapritinib in multiple patient populations and prepare for key clinical and regulatory milestones in the year ahead,” said Jeff Albers, Chief Executive Officer of Blueprint Medicines. “Christy has a proven track record of building efficient commercial organizations, successfully launching new medicines and delivering impactful programs and services to patients and providers. With her leadership and experience, we believe we are well positioned to transform Blueprint Medicines into a fully-integrated, commercial-stage biopharmaceutical company.”

Mr. Albers continued, “We are also thrilled to have Paul join Blueprint Medicines as we increase our focus on delivering transformative precision therapies to patients worldwide. Paul brings more than two decades of experience in Europe and other geographies, with a focus on global product strategy and market access.”

Christina Rossi, Chief Commercial Officer

Ms. Rossi brings nearly 20 years of global pharmaceutical and biotechnology experience. Most recently, Ms. Rossi served as the Multiple Sclerosis (MS) Business Unit Head, North America, at Sanofi Genzyme. In this role, she was responsible for all aspects of the financial performance of Sanofi Genzyme’s MS franchise and increased market share for existing products, led the launch of new therapies and optimized operations to accelerate patient access. Prior to that Ms. Rossi served as Vice President, MS Sales at Sanofi Genzyme and Vice President, MS Patient and Provider Services at Sanofi Genzyme. Prior to joining Sanofi Genzyme, Ms. Rossi held various roles at Biogen, Inc., including Head, Commercial Strategy for Eidetica Biopharma GmbH, Biogen’s biosimilar-focused venture, and U.S. Brand Leader for TYSABRI® (natalizumab). In addition, Ms. Rossi consulted in the healthcare practice at the Boston Consulting Group.  Ms. Rossi holds a B.S. in biology,  cum laude, from Duke University and an M.B.A. from Harvard Business School.

“I’m excited to join the Blueprint Medicines team at this important moment for the company,” said Christy Rossi, Chief Commercial Officer of Blueprint Medicines. “With compelling clinical data for avapritinib in patients with advanced gastrointestinal stromal tumors and plans to submit a new drug application in the first half of 2019, now is the time to expand and accelerate plans to deliver this potentially transformative precision therapy to patients.”

Paul Beresford, General Manager, International

Mr. Beresford joins Blueprint Medicines with over 20 years of experience in global, regional and in-country roles, including cross-functional and commercial leadership in strategy, operations and alliance management, encompassing specialty therapeutics and rare diseases. Over the course of his career, Mr. Beresford has successfully launched several major products in multiple therapeutic areas. Most recently, Mr. Beresford served as Vice President, Global Product Strategy Lead in the Rare Diseases Franchise at Shire, where he was responsible for leading global strategy, accelerating revenue growth of the portfolio and driving life-cycle management. Previously, he served as International Launch Leader, Neuroscience at Shire, where he successfully led the development and implementation of cross-functional plans to launch VYVANSE® (lisdexamfetamine dimesylate) in a number of European and other regional markets. Prior to joining Shire (Switzerland) in 2010, Mr. Beresford held various commercial and business development roles at Shire in the UK, InforMed-Direct, Bayer and IMS. Mr. Beresford has a business degree from Kingston University in the UK and undertook advanced studies in the management of biotech, medtech and pharma ventures at the Ecole Polytechnique Fédérale de Lausanne.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding a potential commercial launch of avapritinib in the United States in 2019; potential clinical and regulatory milestones; the ability to transform Blueprint Medicines into a fully-integrated, commercial-stage biopharmaceutical company; plans to submit a new drug application for avapritinib; plans and timelines for delivering avapritinib to patients;  and Blueprint Medicines’ strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the delay of any current or planned clinical trials or the development of Blueprint Medicines’ drug candidates, including avapritinib, BLU-554, BLU-667 and BLU-782; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for its current and future drug candidates, including companion diagnostic tests for BLU-554 for FGFR4-driven hepatocellular carcinoma, avapritinib for PDGFRα D842V-driven gastrointestinal stromal tumors and advanced systemic mastocytosis and BLU-667 for RET-driven non-small cell lung cancer; the success of Blueprint Medicines’ current and future collaborations, including its cancer immunotherapy collaboration with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. and its collaboration with CStone Pharmaceuticals. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, as filed with the Securities and Exchange Commission (SEC) on August 1, 2018, and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

TYSABRI® is a registered trademark of Biogen Inc. VYVANSE®  is a registered trademark of Shire LLC. All other trademarks and trade names in this press release are the property of Blueprint Medicines Corporation.

Investor and Media Relations Contacts

Kristin Hodous

617-714-6674

KHodous@blueprintmedicines.com

Jim Baker

617-844-8236

JBaker@blueprintmedicines.com